EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-49196 and 333-167592 on Form S-8 of American River Bankshares of our report dated February 25, 2016, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of American River Bankshares for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Sacramento, California

February 25, 2016

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